UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 3, 2010

BIO-PATH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 220, Ogden, UT	84403
(Address of principal executive offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Bio-Path Holdings, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on November 3, 2010 in The Woodlands, Texas.  At the meeting, the Company’s stockholders: (i) elected each of the three persons listed below under Proposal 1 to serve as a director of the Company until its 2011 Annual Meeting of Stockholders and (ii) ratified and approved the appointment of Mantyla, McReynolds, LLC as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2010.  The following table describes the results of the voting at the annual meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non- Votes
Proposal 1: Election of Directors
Peter H. Nielsen	27,339,597	—	—	—	4,475,671
Douglas P. Morris	27,339,597	—	—	—	4,475,671
Gillian Ivers-Read	27,339,597	—	—	—	4,475,671

Proposal 2: Ratification of Appointment of Mantyla, McReynolds, LLC	31,759,073	—	—	56,195	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: November 9, 2010	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer